Exhibit 99.1

For Immediate Release, Oct. 15, 2018

Investor Contact: Nikki Sparley, 503-721-2530, nikki.sparley@nwnatural.com

Media Contact: Melissa Moore, 503-220-2436, melissa.moore@nwnatural.com

NW Natural Water to Purchase Water and Wastewater Companies in Sunriver, Oregon

Portland, Ore. Oct. 15, 2018 – NW Natural Water Company, LLC (NW Natural Water), a subsidiary of Northwest Natural Holding Company (NYSE:NWN) (NW Natural Holdings), through a subsidiary has signed an agreement with Sunriver Resort LP to acquire Sunriver Water, LLC and Sunriver Environmental, LLC.

Sunriver is located near Bend in Central Oregon and is one of the largest resort communities in the Pacific Northwest. The water and wastewater utilities serve a combined 9,400 connections and employ 21 people across both companies.

“This is an important acquisition and an exciting step in building our water business,” said David H. Anderson, NW Natural Holdings president and CEO. “We were attracted by these companies’ legacy of high-quality service, talented workforce and expertise in wastewater operations. We look forward to providing safe, reliable and affordable service to the Sunriver community, just like we do every day for our natural gas and water utility customers.”

“We’re pleased to partner with NW Natural Water in this transaction. They have an excellent reputation and commitment to the communities they serve, and will bring value in providing a vital public service to Sunriver,” said Tom O’Shea, managing director of Sunriver Resort LP. “Meanwhile, this sale will allow us to focus long term on our core business of resort operations, club management, real estate and development.”

The transaction is subject to certain conditions, including approval by the Oregon Public Utilities Commission for the water distribution acquisition, and is expected to close in the first half of 2019.

This marks NW Natural Water’s fifth announced acquisition within the past year, and its first in the wastewater sector. It recently completed its acquisition of Falls Water Company in Idaho, and has additional acquisitions pending in Oregon and Washington. To date, these transactions represent approximately $67 million of cumulative investment in the water sector and total more than 16,700 connections. These aggregate acquisitions are projected to be accretive to NW Natural Holdings’ earnings per share in the first full year of operations.

ABOUT NW NATURAL HOLDINGS

Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon, and owns a 159-year-old regulated natural gas local distribution company, NW Natural Gas Company (NW Natural), NW Natural Water Company, and other business interests and activities.

NW Natural currently provides natural gas service to approximately two million people in more than 140 communities through 740,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NW Natural is currently constructing a 2.5 Bcf regulated gas storage expansion of its 16 Bcf facility in Oregon to support renewables. NW Natural Holdings’ subsidiaries own and operate 31 Bcf of underground gas storage capacity.

NW Natural Water currently provides water distribution service to more than 17,000 people through 5,300 meters. To date, NW Natural Water has acquired one water distribution system with four additional acquisitions pending. Cumulatively, the company has pending or closed acquisitions in the water and wastewater industry operating in Oregon, Washington and Idaho.

Additional information is available at nwnatural.com.

FORWARD LOOKING STATEMENTS

This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, customer growth, the likelihood, timing, and success associated with any transaction, financial results, accretion or financial projections, strategic fit, financial position, targeted capital structure, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in Northwest Natural Gas Company’s most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A, “Risk Factors,” in such company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

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